UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CARIBOU BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11

CARIBOU BIOSCIENCES, INC.

2929 7th Street, Suite 105

Berkeley, CA 94710

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on September 20, 2022

We are pleased to notify you that our 2022 annual meeting of our stockholders (the “Annual Meeting”) will be held on September 20, 2022, at 7:30 a.m., Pacific Time, in a virtual meeting format at www.vitualshareholdermeeting.com/CRBU2022 for the following purposes:

(1)

To elect Scott Braunstein, M.D., and Ran Zheng, M.S., as Class I Directors, each to serve until the 2025 annual meeting of our stockholders and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
(3)	To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, or postponements thereof.

Our Board of Directors (our “Board”) has established the close of business on August 4, 2022 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.

We are sensitive to the public health and travel concerns our stockholders may have in light of the ongoing COVID-19 pandemic. As a result, the Annual Meeting will be a completely virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote your shares, and submit your questions during the meeting by visiting www.vitualshareholdermeeting.com/CRBU2022. Details regarding how to attend the Annual Meeting online are more fully described in the Notice (as defined below) and proxy statement for the Annual Meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the internet, we have elected to make our proxy materials available to all of our stockholders over the internet. We will be able to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. The Notice of Internet Availability of Proxy Materials (the “Notice”) was first mailed to stockholders, and the proxy materials were first made available to stockholders, on or about August 11, 2022. The Notice contains instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”). The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the internet, by telephone, or by mail. You are urged to vote in accordance with the instructions set forth in the Notice and the proxy statement for the Annual Meeting. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you attend. You will need the 16-digit control number included in your Notice, in your proxy card (if you have requested printed proxy materials), or in the instructions provided by your bank, broker, or other financial intermediary (if you hold your shares in street name) to attend the Annual Meeting virtually via the Internet.

Thank you for your continued support of Caribou Biosciences, Inc. We look forward to seeing you virtually at the Annual Meeting.

By Order of the Board of Directors,

Rachel E. Haurwitz, Ph.D.

President, Chief Executive Officer, and Director

August 11, 2022

Berkeley, California

CARIBOU BIOSCIENCES, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

i

CARIBOU BIOSCIENCES, INC.

2929 7th Street, Suite 105

Berkeley, CA 94710

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on September 20, 2022

The Board of Directors of Caribou Biosciences, Inc. (our “Board”) is soliciting proxies from stockholders for our Board’s use at the 2022 annual meeting of our stockholders (the “Annual Meeting”), and at any continuation, postponement, or adjournment of that meeting. The Annual Meeting is scheduled to be held on September 20, 2022, at 7:30 a.m., Pacific Time, in a virtual meeting format at www.vitualshareholdermeeting.com/CRBU2022.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Caribou” refer to Caribou Biosciences, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON SEPTEMBER 20, 2022

The Notice of 2022 Annual Meeting of Stockholders, this proxy statement, and the Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), which includes our audited financial statements for the fiscal year ended December 31, 2021, are available for viewing, printing, and downloading at www.proxyvote.com. To view these materials, please have available your 16-digit control number that appears in your Notice of Internet Availability of Proxy Materials (the “Notice”), in your proxy card (if you have requested printed proxy materials), or in the instructions provided by your bank, broker or other financial intermediary (if you hold your shares in street name). The Notice was first mailed to stockholders, and this proxy statement, the related proxy card, and our 2021 Annual Report were first made available to stockholders, on or about August 11, 2022.

Additionally, you can find a copy of our 2021 Annual Report and other filings we make with the Securities and Exchange Commission (the “SEC”) on the SEC’s website at www.sec.gov, or in the “Financials & Filings” tab of the Investors section of our website at https://investor.cariboubio.com. You may also obtain a printed copy of our 2021 Annual Report, including our financial statements for the fiscal year ended December 31, 2021, free of charge, by following the instructions included in the Notice or by sending a written request to: Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attention: Chief Legal Officer and Corporate Secretary.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purposes of the Meeting

The purposes of the Annual Meeting are:

(1)

To elect Scott Braunstein, M.D., and Ran Zheng, M.S., as Class I Directors, each to serve until the 2025 annual meeting of our stockholders and until their respective successor is duly elected and qualified or until their earlier death, resignation, or removal;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
(3)	To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, or postponements thereof.

Stockholders Entitled to Vote at the Meeting

Our Board has established the close of business on August 4, 2022 as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any continuations, adjournments, or postponements) if our records show that you owned our common stock at that time. As of the record date, 60,840,836 shares of our common stock were issued and outstanding. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter to properly come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at our headquarters during ordinary business hours for a period of 10 calendar days prior to the Annual Meeting. The list will also be available for examination by our stockholders during the Annual Meeting by logging onto www.vitualshareholdermeeting.com/CRBU2022 and entering your 16-digit control number.

How to Vote Your Shares

If you are a stockholder of record and your shares are registered directly in your name, you may vote in the following manner:

•

VOTE BY INTERNET – www.proxyvote.com. Use the internet to transmit your voting instructions up until 11:59 p.m., Eastern Time on September 19, 2022. Have the Notice or your proxy card (if you requested printed proxy materials) in hand when you access the website. Follow the steps outlined on the secured website.

•

VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign, and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on September 19, 2022. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.

•	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Virtual Meeting” below.

If you hold your shares in street name through a broker, bank, or other nominee rather than directly in your own name, you are considered a beneficial owner, not a record owner, and you are not therefore entitled to vote directly on any matter to come before the Annual Meeting. Your broker, bank, or nominee will send you voting instructions for you to use in directing the broker, bank, or nominee in how to vote your shares on your behalf. Your broker, bank, or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

Virtual Meeting

We are sensitive to the public health and travel concerns our stockholders may have in light of the ongoing COVID-19 pandemic. As a result, the Annual Meeting will be a completely virtual meeting that will be conducted via live webcast. The meeting webcast will begin promptly at 7:30 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:00 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

To participate in the Annual Meeting virtually via the internet, please visit www.virtualshareholdermeeting.com/CRBU2022. You will need the 16-digit control number included on your Notice or proxy card (if you requested printed proxy materials).

If you hold your shares in street name through a bank, broker, or other financial intermediary, instructions should also be provided on the voting instruction card provided by the firm.

Once admitted to the Annual Meeting, you will be able to vote your shares electronically and submit any questions during the meeting.

A webcast replay of the Annual Meeting will be available beginning on September 21, 2022 and until the sooner of September 20, 2023 or the date of the next annual meeting of stockholders to be held in 2023.

Technical Assistance for the Virtual Meeting

We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 1-844-986-0822. Technical support will be available starting at 7:00 a.m., Pacific Time, on September 20, 2022 and will remain available until 30 minutes after the meeting has finished.

Your Voting Options on Each of the Proposals

You may vote “FOR” or “WITHHOLD” with respect to the election of each nominee for director (Proposal 1) and “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of the appointment of Deloitte & Touche LLP (Proposal 2).

Our Board’s Voting Recommendations

Our Board recommends that you vote:

•	“FOR” the election of Scott Braunstein, M.D., and Ran Zheng, M.S., as Class I Directors (Proposal 1); and
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2)

Other Matters

Our Board does not intend to present any other matters for a vote at the Annual Meeting. No stockholder has given the timely notice required by our bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates may be nominated at the Annual Meeting because no stockholder has given the timely notice required by our bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

Quorum

The presence, virtually via the internet or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (described below), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes cast.

Required Votes to Approve Each Proposal

As a stockholder, you are entitled to cast one vote per share for each of the two nominees for election as directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee).

The nominees for director who receives the highest number of votes “FOR” their election will be elected as Class I directors (Proposal 1). This is called a plurality vote.

Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2) will require the affirmative vote of the majority of the votes properly cast for and against such matter.

Abstentions and Broker Non-Votes

If you submit a proxy and withhold your vote on Proposal 1 or abstain from voting on Proposal 2, the shares represented by your proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. “Withhold” votes will have no effect on Proposal 1 because a plurality of the votes cast is all that is required for the election of each director nominee. Abstentions will not be counted as votes cast on Proposal 2, and will therefore have no effect on the outcome of this proposal.

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank, or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks, or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to “routine” matters at a stockholder meeting. Although the determination of whether a broker, bank, or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter and that the election of each nominee for director (Proposal 1) will be a non-routine matter. Accordingly, if you hold your shares through a broker, bank, or other nominee and you do not timely provide your broker, bank, or other nominee with specific instructions on how to vote your shares, your broker, bank, or other nominee will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of Deloitte & Touche LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but did not exercise voting rights on your behalf with respect to Proposal 1. Broker non-votes will have no effect on the outcome of Proposal 1, however, because a plurality of votes is all that is required for the election of each director nominee. Because brokers, banks, and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2), we do not expect any broker non-votes on that proposal.

Revocation of Proxies or Voting Instructions

A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later internet or telephone vote, by voting by remote communication at the Annual Meeting, or by giving written notice to our Corporate Secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Corporate Secretary before the proxy is exercised or the stockholder votes by remote communication at the Annual Meeting. Beneficial owners who have directed their broker, bank, or nominee as to how to vote their shares should contact their broker, bank, or nominee directly for instructions as to how they may revoke or change their voting instructions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing the Notice to all stockholders and this proxy statement and the enclosed form of proxy to those stockholders who have requested printed copies, as well as the cost of hosting the Annual Meeting. After the initial distribution of the proxy materials, proxies may be solicited by mail, telephone, or personally by directors, officers, employees, or agents of our Company. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, (the “JOBS Act”). We will remain an emerging growth company until the earliest of: (i) December 31, 2026; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. As an emerging growth company, we may and have elected to provide scaled disclosure regarding our executive compensation arrangements. We are also not required, and have elected not, to seek an advisory, non-binding vote on our executive compensation arrangements (a “say-on-pay” vote).

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board is divided into three classes, with each director holding office for a three-year term. There are currently eight directors on our Board. Set forth below are the names, ages, and certain other information about each director as of August 11, 2022. There are no family relationships among any of our directors and executive officers, and no arrangement or understanding exists between any director and any other person pursuant to which any director was selected to serve on our Board.

Name	Age	Position	Class
Andrew Guggenhime, M.B.A.(1)(2)	54	Director (Chair)	II
Scott Braunstein, M.D.(1)(2)	58	Director	I
Rachel Haurwitz, Ph.D.	37	Director; president and chief executive officer	III
David L. Johnson, M.B.A.(1)	53	Director	II
Dara Richardson-Heron, M.D.(3)	59	Director	III
Natalie Sacks, M.D.(3)(4)	57	Director	III
Nancy Whiting, Pharm.D.(2)(4)	49	Director	II
Ran Zheng, M.S.(3)(4)	59	Director	I

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating and Corporate Governance Committee

(4) Member of the Science and Technology Committee

Nominees for Election as Class I Directors

Scott Braunstein, M.D., has served on our Board since June 2021. Dr. Braunstein currently serves as President and Chief Executive Officer and a member of the Board of Directors of Marinus Pharmaceuticals, Inc., positions he has held since August 2019 and September 2018, respectively. Since August 2015, he has served as an operating partner at Aisling Capital, an investment firm. From July 2015 to March 2018, Dr. Braunstein served as Chief Strategy Officer and Chief Operating Officer at Pacira Pharmaceuticals, Inc. (“Pacira”), a pharmaceutical company. Prior to Pacira, Dr. Braunstein served as a healthcare portfolio manager at Everpoint Asset Management from September 2014 to February 2015 and spent 12 years from February 2002 to June 2014 with J.P. Morgan Asset Management as a healthcare analyst and managing director on the U.S. equity team and as portfolio manager of the J.P. Morgan Global Healthcare Fund. He previously served on the Board of Directors of Constellation Pharmaceuticals from February 2019 to July 2021 (where he served as Chair of the Audit Committee); of Ziopharm Oncology, Inc. from September 2018 to November 2020; of Esperion Therapeutics, Inc. from June 2015 to April 2020 (where he served as Chair of the Audit Committee); and of Protara Therapeutics, Inc. from May 2018 to July 2020 (where he served on the Audit Committee). Dr. Braunstein began his career as a physician at the Summit Medical Group and as assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He received his B.S. in Biology from Cornell University and his M.D. from the Albert Einstein College of Medicine. Since September 2018, Dr. Braunstein has served on the Board of Directors of Trevena, Inc., a biopharmaceutical company, where he is a member of the Audit Committee. We believe that Dr. Braunstein is qualified to serve on our Board based on his expertise and experience in governing, leading, and investing in biopharmaceutical companies.

Ran Zheng, M.S., has served on our Board since September 2021. Ms. Zheng has served as Chief Executive Officer and on the Board of Directors of Landmark Bio, a public benefit limited liability company to advance the development of transformative new medicines, since March 2021. Prior to joining Landmark Bio, Ms. Zheng most recently served as Chief Technical Officer at Orchard Therapeutics, a commercial-stage global gene therapy, from March 2019 to February 2021. In that role, Ms. Zheng led the technical operations organization and helped advance the company’s product pipeline. Ms. Zheng has also held leadership positions at multiple biotechnology companies, including Amgen Inc., a biopharmaceutical company, from 2003 to 2010, and Genzyme, a biotechnology company (now Sanofi), from 1996 to 2000. Ms. Zheng holds a B.S. in Biology from Beijing Forestry University and received an M.S. in Microbial Engineering from the University of Minnesota. We believe Ms. Zheng is qualified to serve on our Board based on her extensive leadership experience in the biotechnology industry.

Directors Continuing in Office

Biographical information for our directors continuing in office is set forth below.

Class II Directors (Term Expires at the 2023 Annual Meeting)

Andrew Guggenhime, M.B.A., has served on our Board since April 2021. Mr. Guggenhime currently serves as President and Chief Financial Officer at Vaxcyte, Inc. (“Vaxcyte”), a developer of vaccines, positions he has held since January 2021. He served as Chief Operating Officer and Chief Financial Officer of Vaxcyte from May 2020 to December 2020. Prior to joining Vaxcyte, he served as Chief Financial Officer of Dermira, Inc. (“Dermira”), a biopharmaceutical company, from April 2014 through the acquisition of the company by Eli Lilly and Company in February 2020. Prior to Dermira, Mr. Guggenhime served as Chief Financial Officer for CardioDx, Inc., a medical diagnostic company, from September 2011 to April 2014 and as a director of the company from April 2014 to July 2016. He also served as Chief Financial Officer for Calistoga Pharmaceuticals, Inc., a biopharmaceutical company, from September 2010 to April 2011, which was acquired by Gilead Sciences, Inc. in 2011, and as Chief Financial Officer for Facet Biotech Corporation (“Facet Biotech”), a biotechnology company, from December 2008 to June 2010, which was acquired by Abbott Laboratories in April 2010. Mr. Guggenhime previously served as Chief Financial Officer of PDL BioPharma, Inc. (“PDL BioPharma”), a biopharmaceutical company, until Facet Biotech was spun off from PDL BioPharma in December 2008. Prior to joining Facet Biotech, he served as Chief Financial Officer for Neoforma, Inc., a provider of supply chain management solutions, which was acquired by Global Healthcare Exchange, LLC in March 2006. Mr. Guggenhime began his career in financial services at Merrill Lynch & Co. and Wells Fargo & Company. He received his B.A. in International Politics and Economics from Middlebury College and his M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. Since July 2018, Mr. Guggenhime has served on the Board of Directors of Metacrine, Inc., where he is Chair of the Audit Committee. We believe that Mr. Guggenhime is qualified to serve on our Board based on his more than two decades of finance, strategic, and operational leadership experience at both private and public healthcare companies.

David L. Johnson, M.B.A., has served on our Board since May 2022. Mr. Johnson currently serves as Chief Commercial Officer of Global Blood Therapeutics, a position he has held since March 2018, where he leads the global commercial functions that he built and which facilitated the launch of Oxbryta® in 2019. Previously, Mr. Johnson was employed by Gilead Sciences, Inc. from 2003 to 2018, where he held roles of increasing responsibility in the company’s commercial organization. Most recently, he served as vice president, sales and marketing, Liver Disease Business Unit, where he was instrumental in building and leading Gilead’s liver disease franchise, including launching four medicines for hepatitis. Prior to that, Mr. Johnson led the Antiviral Business Unit, where he helped launch and oversee the HIV franchise. Before Gilead, he had an 11-year tenure at GlaxoSmithKline, where he held various positions in sales, product marketing, business development, global commercial strategy, and portfolio development. Mr. Johnson received his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina and his B.A. in Business Marketing from the University of Puget Sound. We believe that Mr. Johnson is qualified to serve on the Board based on his extensive commercial experience in the biopharmaceutical industry.

Nancy Whiting, Pharm.D., has served on our Board since August 2021. Dr. Whiting currently serves as the Chief Executive Officer and a member of the Board of Directors at Recludix Pharma, a biotechnology company, positions she has held since September 2021. She spent almost 15 years (from 2007 to 2021) with Seagen Inc., a biotechnology company (formerly Seattle Genetics), where she most recently served as Executive Vice President of Corporate Strategy. Dr. Whiting previously served as Executive Vice President of Late-Stage Development, Senior Vice President of Clinical Development and Medical Affairs, and Head of Experimental Medicine at Seagen. Prior to her tenure in the biopharmaceutical industry, she had a career in clinical pharmacy serving as a Clinical Oncology Pharmacist at Seattle Cancer Care Alliance, and previously as the Staff Pharmacist for the Bone Marrow Transplant and Acute Leukemia department at Vancouver Hospital. Dr. Whiting received a B.S. in Pharmacy from the University of British Columbia and received her Pharm.D. degree from the University of Washington. We believe Dr. Whiting is qualified to serve on our Board based on her extensive experience in all phases of drug development.

Class III Directors (Term Expires at the 2024 Annual Meeting)

Rachel Haurwitz, Ph.D., is a co-founder of Caribou and currently serves as our president and chief executive officer and a director of our company, positions she has held since its inception in October 2011. Dr. Haurwitz is an inventor on patents and patent applications covering multiple CRISPR-based technologies and has co-authored several scientific papers characterizing CRISPR-Cas systems including in Science. From July 2014 until November 2016, Dr. Haurwitz served on the Board of Directors of Intellia Therapeutics, Inc., of which she is a co-founder. She received her A.B. degree in Biological Sciences from Harvard College. Dr. Haurwitz received her Ph.D. in Molecular and Cell Biology from the University of California, Berkeley, where she completed her thesis research in the laboratory of Dr. Jennifer A. Doudna. Since November 2021, Dr. Haurwitz has served on the Board of Directors of Seer, Inc. and since February 2020, Dr. Haurwitz has served on the Board of Directors of the Biotechnology Industry Organization (BIO). We believe that Dr. Haurwitz is qualified to serve on our Board based on her operational and historical expertise and experience as a co-founder, President and Chief Executive Officer of our company, and member of our Board, combined with her knowledge of CRISPR technology.

Dara Richardson-Heron, M.D., has served on our Board since November 2021. She is the Chief Executive Officer of DRH Consulting, a management and executive consulting firm, a position she has held since August 2021. Dr. Richardson-Heron recently served as Chief Patient Officer for Pfizer, Inc., a biopharmaceutical company, from February 2020 to August 2021. Her previous executive leadership positions include Chief Engagement Officer and Scientific Executive for National Institutes of Health (March 2017 to January 2020); Chief Executive Officer of YWCA USA, Inc. (2012 to 2017); and Chief Executive Officer, Greater NYC Affiliate of Susan G. Komen for the Cure (2008 to 2012). Earlier in her career, she served as Assistant Executive Director/National Chief Medical Officer with United Cerebral Palsy of NYC/UCP Association and Executive Medical Director and Special Assistant to the Chairman and Chief Executive Officer at Consolidated Edison Company of New York, Inc. Dr. Richardson-Heron holds a B.A. in Biology from Barnard College and an M.D. from New York University School of Medicine. We believe Dr. Richardson-Heron is qualified to serve on our Board based on her executive leadership expertise and her experience representing the perspective of patients.

Natalie Sacks, M.D., has served on our Board since May 2018. Dr. Sacks is an oncologist and experienced drug developer. She was the Chief Medical Officer at Harpoon Therapeutics, Inc. from October 2018 to June 2022. Prior to joining Harpoon, Dr. Sacks held various development leadership roles at multiple companies including Onyx Pharmaceuticals Inc., a pharmaceutical company (acquired by Amgen Inc. in 2013), from April 2011 to February 2014; Aduro Biotech, Inc., a clinical stage biopharmaceutical company, from September 2016 to September 2018; Exelixis, Inc., a pharmaceuticals company, from September 2009 to March 2011; and Cell Genesys, Inc., a biotechnology company, from November 2002 to April 2009. She has been responsible for all aspects of development, including the late-stage development of Kyprolis®, a therapeutic for treating multiple myeloma developed by Onyx Pharmaceuticals Inc., and Cometriq®, a therapeutic for treating metastatic medullary thyroid cancer developed by Exelixis, Inc. From October 2004 to October 2016, Dr. Sacks held a faculty appointment at the University of California, San Francisco, where she was a volunteer assistant clinical professor of medicine in the Division of Hematology/Oncology. She received her B.A. in Mathematics from Bryn Mawr College, her M.S. in Biostatistics from Harvard University School of Public Health, and her M.D. from the University of Pennsylvania School of Medicine. Since August 2017, Dr. Sacks has served on the Board of Directors of Zymeworks, Inc., a clinical stage biotechnology company. We believe that Dr. Sacks is qualified to serve on our Board based on her extensive experience developing late-stage oncology therapeutics and her experience serving as a director of a public company and in executive leadership roles at multiple companies.

Family Relationships

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was performed, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary, or other affiliate of our Company. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which they were selected as a director.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election or until their earlier death, resignation, or removal. Our directors are divided among the three classes as follows:

•
The Class I directors are Dr. Braunstein and Ms. Zheng, whose terms will expire at our 2022 annual meeting of stockholders;
•
The Class II directors are Mr. Guggenhime, Mr. Johnson, and Dr. Whiting, whose terms will expire at our 2023 annual meeting of stockholders; and.
•
The Class III directors are Dr. Haurwitz, Dr. Richardson-Heron, and Dr. Sacks, whose terms will expire at our 2024 annual meeting of stockholders.

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board.

Director Independence

Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under Nasdaq rules, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under applicable Nasdaq rules.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, our Board has determined, with the assistance of counsel, that each of our directors, with the exception of Dr. Haurwitz, is an “independent director” as defined under applicable Nasdaq rules. Dr. Haurwitz is not an independent director under these rules because she is our president and chief executive officer. Our Board has also determined that each member of the audit committee meets the independence criteria set forth in Rule 10A-3 under the Exchange Act. Each of the members of the compensation committee is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. In determining independence, our Board considered the relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a science and technology committee, each of which operates pursuant to a charter adopted by our Board. Our Board may also establish other committees from time to time to assist our management and our Board in their duties. The composition and functioning of each of our Board committees complies with all of the applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and the Exchange Act. Each committee charter is available on the Corporate Governance section of our website, https://investor.cariboubio.com/. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this proxy statement. We have included our website address as an inactive textual reference only.

Audit Committee

The members of the audit committee are Dr. Braunstein, Mr. Guggenhime (Chair), and Mr. Johnson. Our Board has determined that Mr. Guggenhime, who is an independent director, qualifies as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K. All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by the audit committee. The audit committee met two times in 2021.

The audit committee’s responsibilities include:

•
selecting, retaining, setting the compensation of, and evaluating the qualifications, performance, and independence of our independent registered public accounting firm;
•
overseeing the work done by our independent registered public accounting firm, approving all audit engagement fees and terms, and pre-approving all audit, permitted non-audit, and tax services that may be provided by our independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and the disclosure under “Management's Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual and quarterly reports filed with the SEC;
•
reviewing and discussing with management and our independent registered public accounting firm any major issues regarding accounting principles and financial statement presentations;
•
reviewing with management and our independent auditors the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting, and disclosure controls and procedures; and monitoring compliance with our Code of Business Conduct, Scientific and Data Integrity, and Ethics;
•
setting hiring policies for employees or former employees from our independent auditors; and establishing and overseeing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;
•
reviewing and discussing with management the risks we face and the policies, guidelines, and processes by which management assess and manages our risks;
•
meeting separately, and periodically, with our independent registered public accounting firm, the internal auditor (if any), and management;
•
reviewing, approving, and overseeing any related person transactions;
•
preparing the audit committee report required by SEC rules;
•
reviewing, at least annually, and recommending any proposed changes and updates to the audit committee’s charter to our Board for approval; and
•
performing, at least annually, an evaluation of the performance of the duties of the audit committee under the audit committee charter.

Compensation Committee

The members of our compensation committee are Dr. Braunstein (Chair), Mr. Guggenhime, and Dr. Whiting. The compensation committee met two times in 2021.

The compensation committee’s responsibilities include:

•
reviewing on an ongoing basis and making recommendations to our board of directors regarding the propriety, adequacy, and competitiveness of our overall compensation strategies, plans, and programs;
•
reviewing and making recommendations to our Board regarding corporate goals and objectives applicable to the compensation of our chief executive officer and our other executive officers;
•
reviewing and making recommendations to our Board regarding the compensation of our chief executive officer and our other executive officers;
•
reviewing and making recommendations to our Board regarding the establishment and modification of ranges by job title for annual salaries, target cash bonuses, and equity awards for all employees other than executive officers in accordance with the approved annual budget;
•
reviewing and making recommendations to our Board regarding any employment agreements and any severance arrangements or plans for our executive officers;
•
determining stock ownership guidelines, if any, for the executive officers and monitoring compliance with such guidelines;
•
reviewing and making recommendations to our Board regarding all other employee benefit plans;
•
reviewing director compensation and recommending any changes to our board of directors;
•
approving, and recommending to our Board for approval, any loans to be made to our employees (excluding executive officers);
•
reviewing and discussing with management any required “Compensation Discussion and Analysis” disclosure and considering whether it will recommend to our Board that any such disclosure be included in the appropriate SEC filings;
•
preparing, if required, the compensation committee report to be including in our annual reports on Form 10-K or annual proxy statements;
•
reviewing and recommending succession planning for our executive officers;
•
reviewing the compensation committee’s charter at least annually and recommending any proposed changes to our Board; and
•
conducting an annual evaluation of the performance of its duties under the compensation committee charter.

The compensation committee has engaged Aon Consulting, Inc., through its subdivision Radford, part of the Rewards Solutions practice at Aon plc (“Radford”), as its independent compensation consultant. When requested, Radford consultants attend meetings of the compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of our management. Radford reports to the compensation committee and not to our management, although Radford meets with our management for purposes of gathering information for its analyses and recommendations.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee (“NCG committee”) are Dr. Richardson-Heron, Dr. Sacks (Chair), and Ms. Zheng. The NCG committee met once in 2021.

The NCG committee’s responsibilities include:

•
identifying individuals qualified to become members of our Board consistent with criteria approved by the board and receiving nominations for such qualified individuals;
•
recommending to our Board the persons to be nominated for election as directors and to each committee of our Board;
•
reviewing and recommending committee membership and chairs on an annual basis;
•
recommending to our Board qualified candidates to fill vacancies on our Board;
•
developing and recommending to our Board appropriate corporate governance policies and procedures and reviewing such policies and procedures, as needed;
•
reviewing and making recommendations to our Board with respect to our Board leadership structure;
•
developing a process for the annual evaluation of our Board and its committees and overseeing the conduct of this annual evaluation;
•
reviewing and assessing, at least annually, the adequacy of the NCG committee’s charter; and
•
performing, on an annual basis, an evaluation of the performance of the NCG committee.

Director Nomination Process

The process followed by our NCG committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the NCG committee and our Board.

In considering whether to recommend to our Board any particular candidate , including candidates recommended by stockholders, the NCG committee applies a variety of criteria, including the candidate’s experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing; accomplishments in the candidate’s respective field; the candidate’s reputation for high ethical and moral standards; the candidate’s time and ability to devote to the affairs of our company; and, to the extent applicable, the candidate’s history of actively contributing to any boards of directors on which the candidate has previously served. All current directors and nominees for director were identified and nominated by members of our Board.

The NGC committee will consider director candidates recommended by stockholders. The NGC committee uses the same criteria (described above) to evaluate candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the NGC committee to become nominees for election to the Board may do so by delivering a written recommendation to the NGC committee at the following address: Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Secretary, which notice must be received at least 90 calendar days, but not more than 120 calendar days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 30 calendar days prior to or delayed by more than 60 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th calendar day prior to the scheduled date of the annual meeting of stockholders and not later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting of stockholders is first made by us. For the 2022 Annual Meeting, a stockholder’s written notice shall be timely if received by the Secretary at the address set forth above no later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2022 Annual Meeting is first made or sent by us. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s written notice as described above. Submissions must include the information required by our bylaws, including without limitation the name, age, business address, and residence address of such nominee, the principal occupation or employment of such nominee, information on beneficial ownership of the nominee’s shares of capital stock of our company, and other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any submission must be accompanied by a written statement executed by the nominee acknowledging that such person intends to serve as a director for the full term for which such person is standing for election.

The director biographies set forth in this proxy statement indicate each director’s experience, qualifications, attributes, and skills that led the NCG committee and our Board to conclude they should serve as a director. The NCG committee and our Board believe that each of the directors has the individual attributes and characteristics required of each of our directors, and the directors as a group, possess the skill sets and specific experience desired of our Board as a whole.

We do not have a policy (formal or informal) with respect to diversity, but we believe that our Board, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds. In this regard, the NCG committee and our Board also take into consideration the diversity (with respect to gender, race and national origin) of our Board members but do not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors. The NCG committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders.

Board Diversity

Set forth below is information as of August 11, 2022, concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

Board Diversity Matrix (as of August 11, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	3	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Science and Technology Committee

The members of the science and technology committee are Dr. Sacks, Dr. Whiting (Chair), and Ms. Zheng. The science and technology committee held its first meeting in 2022.

Our science and technology committee’s responsibilities include:

•
reviewing and evaluating our scientific and technology development strategies and progress as well as our early-stage research;
•
advising our Board on the committee’s assessment of the such early-stage research;
•
periodically discussing the early research with one or more of the persons serving on our scientific advisory board as the committee deems necessary or advisable;
•
assessing possible technologies to be acquired by, licensed to, or otherwise accessed by us; and
•
providing recommendations to our board regarding selection of such possible technologies by us.

Leadership Structure of our Board

Our amended and restated bylaws provide our Board with flexibility to combine or separate the positions of chair of our Board and our chief executive officer. Our Board has appointed Mr. Guggenhime to serve as chair of our Board. We believe that separating the roles of chair of our Board and chief executive officer is appropriate at this time because it provides Dr. Haurwitz, our chief executive officer, with the ability to focus on our day-to-day operations while allowing Mr. Guggenhime, chair of our Board, to focus on the oversight of our Board. We anticipate that our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of our Board of Directors in Risk Oversight Process

Although our officers are responsible for the day-to-day management of risks, our Board has broad oversight responsibility for our company's risk management programs. Our officers are charged with identifying material risks that we face; implementing strategies to address specific material risk exposures; evaluating risk and risk management with respect to business decision-making throughout our company; and efficiently and promptly transmitting relevant risk-related information to our Board or appropriate committee, so as to enable them to conduct appropriate risk management oversight.

Our Board performs an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The audit committee is responsible for overseeing the management of our major financial risk exposures, including risks relating to accounting matters and financial reporting, legal and compliance risks, and cyber security risks. As part of this oversight, the audit committee receives regular reports from management on such risks at its regularly scheduled meetings, including reports not less than twice per year relating to data privacy and cybersecurity and the actions management has taken to limit, monitor, or control such exposures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The NCG committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks.

Our Board of Director and Board Committee Meetings and Attendance

Our Board held nine meetings during 2021. During 2021, each of the directors then in office attended at least 75% of the aggregate of (i) the number of Board meetings and (ii) the number of meetings held by all committees of our Board on which the director then served.

Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we invite all of our directors and nominees to attend. We did not hold an annual meeting of stockholders in 2021.

Communicating with our Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and they will respond if and as appropriate. The chair of our Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.

Stockholders who wish to send communications on any topic to our Board should address such communications to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Chief Legal Officer and Corporate Secretary, telephone: 510-982-6030.

Code of Business Conduct, Scientific and Data Integrity, and Ethics

We have adopted a written Code of Business Conduct, Scientific and Data Integrity, and Ethics (“Code of Conduct”) that applies to all of our employees, consultants, contractors, and directors. A current copy of the Code of Conduct is available on the Corporate Governance section of our website, https://investor.cariboubio.com. The audit committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for our executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements with respect to our executive officers and directors, will be disclosed on our website at the address indicated above. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this proxy statement. We have included our website address as an inactive textual reference only. We will provide to any person, without charge, a copy of the Code of Conduct. Any such request should be directed to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Chief Legal Officer and Corporate Secretary, telephone: 510-982-6030.

Policy Prohibiting Hedging and Pledging

Our Insider Trading Policy prohibits all employees, consultants, contractors, and directors (including such persons' immediate family members) from engaging in the following transactions:

• short sales (selling any of our company securities that they do not own at the time of the sale);

• options trading (buying or selling puts or calls or other derivative securities of our company securities);

• trading on margin or pledging (holding our company securities in a margin account or pledging them as collateral for a loan); and

• hedging (entering into hedging or monetization transactions or similar arrangements with respect our company securities).

EXECUTIVE OFFICERS

The following table contains certain information about our current executive officers as of August 11, 2022. Biographical information for our executive officers who are not also directors is listed below the table.

Name	Age	Position(s)
Rachel E. Haurwitz, Ph.D.	37	President and chief executive officer; director
Steven B. Kanner, Ph.D.	63	Chief scientific officer
Ruhi A. Khan, M.B.A.	47	Chief business officer
Barbara G. McClung, J.D.	67	Chief legal officer and corporate secretary
Jason V. O’Byrne, M.B.A.	54	Chief financial officer
Syed A. Rizvi, M.D.	55	Chief medical officer

Steven B. Kanner, Ph.D., has served as our chief scientific officer since June 2017. Before joining Caribou, Dr. Kanner served as Vice President, Head of Biology at Arrowhead Pharmaceuticals, Inc. (“Arrowhead”), a pharmaceuticals company, from September 2013 to June 2017, leading a department in discovery of RNAi therapeutics for oncology, genetic diseases, and other indications. Prior to joining Arrowhead, he served in various positions of increasing responsibility in both oncology and inflammation drug discovery at Bristol-Myers Squibb, from July 1990 to May 2003; Agensys Corporation, a pharmaceuticals company (which was acquired by Astellas Pharma Inc. in

2007), from May 2003 to June 2010; and Astex Pharmaceuticals, Inc., from December 2010 to July 2012. Dr. Kanner has authored over 85 publications in both peer-reviewed journals and books and is an inventor on numerous U.S. and foreign patents and patent applications. He received his A.B. degree in Genetics from the University of California, Berkeley, and his Ph.D. in Immunology and Microbiology from the University of Miami Miller School of Medicine. He was awarded an NIH post-doctoral fellowship that he completed at the University of Virginia.

Ruhi A. Khan, M.B.A., has served as our chief business officer since November 2021. She brings over 20 years of business development and investment management experience focused on the biotechnology and pharmaceutical industries. Most recently she served as head of business development at Tempest Therapeutics, Inc. and Adastra Pharmaceuticals, Inc., both biotechnology companies, from 2019 to 2021, and she provided business development and finance advice to multiple biotechnology companies from 2015 to 2021. From 2009 to 2014, she was the Vice President of Business Development for Acorda Therapeutics, Inc. (“Acorda”), a biotechnology company. Prior to Acorda, she worked in a similar capacity at Lexicon Pharmaceuticals, Inc., a pharmaceutical company. She started her career in venture capital with Fidelity Biosciences Group (now F-Prime Capital) and MPM Capital Advisors. Ms. Khan holds an A.B. in Biology from Harvard College and an M.B.A. in healthcare management from The Wharton School, University of Pennsylvania.

Barbara G. McClung, J.D., has served as our chief legal officer and corporate secretary since April 2015. Prior to joining Caribou, she was Vice President, General Counsel, and Corporate Secretary of Intarcia Therapeutics, Inc., from January 2007 to May 2013. Ms. McClung was Chief Legal Officer and Corporate Secretary at Cygnus, Inc., from January 1998 to December 2005. Ms. McClung began her career as a patent attorney with E. I. du Pont de Nemours and Company from May 1987 to May 1989, and then was an associate at the law firm of Townsend & Townsend from June 1989 to August 1990. Ms. McClung was Corporate Patent Counsel – Vaccines Division at Chiron Corporation from August 1990 to January 1998. Ms. McClung teaches biotechnology law at the University of California, Berkeley, School of Law. Ms. McClung is a registered patent attorney before the United States Patent and Trademark Office. She received her B.A. in Anthropology from the University of California, San Diego, her M.A. in Anthropology from the University of Pennsylvania, and her J.D. from the University of Pennsylvania Law School, and she is a member of the California, Delaware, and Pennsylvania state bars.

Jason V. O’Byrne, M.B.A., has served as our chief financial officer since February 2021. Prior to joining Caribou, he was Senior Vice President of Finance at Audentes Therapeutics, Inc. (“Audentes”), a gene therapy company, from April 2020 to February 2021, where he led finance. From April 2019 to April 2020, Mr. O’Byrne served as Vice President of Finance at Audentes. Before joining Audentes, he spent 13 years with Genentech, Inc., a member of the Roche Group, from February 2005 to December 2018, holding finance leadership and executive positions across the research, development, manufacturing, business development, and commercial functions. Earlier in his career, Mr. O’Byrne served as regional controller with General Chemical Corporation, a specialty chemical supplier, from September 2002 to January 2005, and as an engineer with General Motors, from September 1999 to September 2001. He received a B.A.Sc. in Mechanical Engineering from the University of British Columbia, and an M.B.A. from New York University’s Stern School of Business.

Syed A. Rizvi, M.D., has served as our chief medical officer since January 2022. From December 2020 to January 2022, he served as Chief Medical Officer at Chimeric Therapeutics Limited, a clinical stage cell therapy company, where he led the strategy and execution of clinical development programs for the company’s T cell and NK cell therapy platforms. Previously, he was Vice President and Head of Clinical Development and Medical Affairs at Legend Biotech Corporation (“Legend”) from June 2018 to November 2020. Prior to Legend, he was employed by Celgene Corporation (now a Bristol Myers Squibb company) from March 2014 to June 2018, where he was responsible for strategic direction and management of Celgene’s CAR-T cell and immuno-oncology therapy portfolios. He received his medical degree from Dow Medical College at Karachi University.

EXECUTIVE AND DIRECTOR COMPENSATION

Introduction

This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next two most highly compensated executive officers in respect of their service to us for the fiscal year ended December 31, 2021. We refer to these individuals as our named executive officers. Our named executive officers are:

•
Rachel E. Haurwitz, Ph.D., our president and chief executive officer;
•
Jason V. O’Byrne, M.B.A, our chief financial officer; and
•
Barbara G. McClung, J.D., our chief legal officer and corporate secretary.

Summary Compensation Table (2021 and 2020)

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2021 and 2020 (as applicable):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Rachel E. Haurwitz, Ph.D.	2021	527,386	319,069		5,391,864	11,600	(4)	6,249,919
President and chief executive officer	2020	450,000	202,500		—	11,400		663,900
Jason V. O'Byrne, M.B.A.	2021	358,580	227,775	(2)	2,862,675	—		3,449,030
Chief financial officer	2020	—	—		—	—		—
Barbara G. McClung, J.D.	2021	414,432	182,350		2,134,672	11,600	(4)	2,743,054
Chief legal officer and corporate secretary	2020	365,000	127,750		—	11,400		504,150

(1)
Except as indicated in footnote 2, the 2021 bonuses were paid in February 2022, and the 2020 bonuses were paid in February 2021.
(2)
The 2021 bonus amount for Mr. O’Byrne includes an annual bonus of $157,775 paid in February 2022, plus a one-time contingent bonus of $70,000 paid in March 2021. See narrative disclosure below for details.
(3)
The amounts shown represent the grant date fair values of option awards granted in 2021 as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification Topic 718 (“ASC Topic 718”). There were no option awards in 2020. See Note 12 to the consolidated financial statements included in the 2021 Annual Report for a discussion of the assumptions used in the calculation of these amounts.
(4)
Consists of 401(k) retirement plan matching contributions for 2021 and 2020 of $11,600 and $11,400, respectively.

Narrative Disclosure to Summary Compensation Table

Our Board approves compensation for our named executive officers and other executive officers based, in part, upon recommendations of the compensation committee.

Base Salary

Effective January 1, 2021, the base salaries for Dr. Haurwitz and Ms. McClung were $495,000 and $395,000, respectively. Mr. O’Byrne’s base salary was $385,000 as of his February 8, 2021 hire date. Effective July 27, 2021, the base salaries for Dr. Haurwitz, Mr. O’Byrne, and Ms. McClung were increased to $570,000, $415,000, and $440,000, respectively. Amounts in the summary compensation table above are prorated for each salary level.

During fiscal year 2020 the base salaries for Dr. Haurwitz and Ms. McClung were $450,000 and $365,000, respectively.

Bonuses

Pursuant to the terms of their employment agreements, Dr. Haurwitz, Mr. O’Byrne, and Ms. McClung were eligible to receive annual bonuses for fiscal years 2021, and Dr. Haurwitz and Ms. McClung were eligible to receive annual bonuses for 2020.

For fiscal year 2021, the target bonus amounts, expressed as a percentage of base salary paid, for Dr. Haurwitz, Mr. O’Byrne, and Ms. McClung were 55%, 40%, and 40%, respectively. Actual bonuses for fiscal year 2021, paid in February 2022, for Dr. Haurwitz, Mr. O’Byrne, and Ms. McClung were $319,069, $157,775, and $182,350, respectively, which reflected 110% of the target amounts. The final payout percentages were determined based on achievement of defined company goals in fiscal year 2021.

In addition, pursuant to his offer letter, in March 2021 we paid Mr. O’Byrne a one-time bonus of $70,000 that was contingent on both the closing of our Series C preferred stock financing (which occurred in March 2021) and Mr. O’Byrne not receiving a bonus for 2020 from his previous employer (which he did not). If, within one year from the date of the bonus payment, Mr. O’Byrne had chosen to leave our company or if his employment was terminated by us for cause, then Mr. O’Byrne would have been required to repay us a prorated portion of this bonus.

For fiscal year 2020, the target bonus amounts, expressed as a percentage of base salary paid, for Dr. Haurwitz and Ms. McClung were 45% and 35%, respectively. Actual bonuses for fiscal year 2020, paid in February 2021, for Dr. Haurwitz and Ms. McClung were $202,500 and $127,750, respectively, which reflected 100% of the target bonus amounts. The final payout percentages were determined based on achievement of defined company goals in fiscal year 2020.

Equity Compensation Awards

On March 30, 2021, Dr. Haurwitz and Ms. McClung were awarded stock options under the 2013 Equity Incentive Plan, as amended and restated (the “2013 Plan”) covering 437,201 and 231,914 shares of our common stock, respectively, at an exercise price of $4.11 per share. For each option granted on March 30, 2021, 1/4th of the shares subject to the option vested on the one-year anniversary of the March 2, 2021 vesting commencement date and an additional 1/48th of the aggregate number of shares subject to the option vest on the corresponding day of each month thereafter, subject to each executive officer's continued service with us through the applicable vesting dates.

On March 30, 2021, Mr. O’Byrne was awarded stock options under the 2013 Plan covering 437,201 shares of our common stock at an exercise price of $4.11 per share. The option vested as to 1/4th of the shares on the one-year anniversary of February 8, 2021 (Mr. O’Byrne’s hire date), and an additional 1/48th of the aggregate number of shares subject to the option vest on the corresponding day of each month thereafter, subject to Mr. O'Byrne’s continued service with us through the applicable vesting dates. On June 29, 2021, Mr. O'Byrne was awarded stock options under the 2013 Plan covering 48,966 shares of our common stock at an exercise price of $5.27 per share. The option vested as to 1/4th of the shares on the one-year anniversary of the grant date and an additional 1/48th of the aggregate number of shares subject to the option vest on the corresponding day of each month thereafter, subject to Mr. O'Byrne’s continued service with us through the applicable vesting dates.

On December 20, 2021, Dr. Haurwitz, Mr. O’Byrne, and Ms. McClung were awarded stock options under the 2021 Equity Incentive Plan (the “2021 Plan”) covering 411,00, 147,000, and 147,000 shares, respectively, at an exercise price of $15.16 per share. For each option granted on December 20, 2021, the shares vest in equal monthly installments (commencing January 20, 2022) over four years, subject to each executive officer's continued service to us through the applicable vesting dates.

We did not grant any stock options to Dr. Haurwitz or Ms. McClung in 2020.

Employment Agreements with Our Named Executive Officers

We have entered into written employment agreements with each of our executive officers, including each of our named executive officers, which are described below.

Officer Employment Agreement with Dr. Haurwitz

On July 27, 2021, we entered into an officer employment agreement with Dr. Haurwitz setting forth the terms and conditions of her employment with us. The new agreement amended and restated a prior officer employment agreement dated June 30, 2017. The agreement provides for Dr. Haurwitz to serve as our president and chief executive officer. Under the terms of her agreement, Dr. Haurwitz’s initial base salary was $570,000 and her initial target annual bonus opportunity was 55% of her annual base salary. Both of these amounts are subject to review and adjustment by our Board from time to time. Additional details about this agreement are provided in Severance and Change of Control Payments and Benefits below.

Officer Employment Agreement with Mr. O’Byrne

On July 27, 2021, we entered into an officer employment agreement with Mr. O’Byrne setting forth the terms and conditions of his employment with us. The new agreement amended and restated a prior officer employment agreement dated February 8, 2021. The employment agreement provides for Mr. O’Byrne to serve as our chief financial officer. Under the terms of his agreement, Mr. O’Byrne’s initial base salary was $415,000 and his initial target bonus opportunity was 40% of his annual base salary. Both of these amounts are subject to review and adjustment by our Board from time to time. Additional details about this agreement are provided in Severance and Change in Control Payments and Benefits below.

Officer Employment Agreement with Ms. McClung

On July 27, 2021, we entered into an officer employment agreement with Ms. McClung setting forth the terms and conditions of her employment with us. The new agreement amended and restated a prior officer employment agreement dated June 30, 2017. The agreement provides for Ms. McClung to serve as our chief legal officer and corporate secretary. Under the terms of her agreement, Ms. McClung’s initial base salary was $440,000 and her initial target annual bonus opportunity was 40% of her annual base salary. Both of these amounts are subject to review and adjustment by our Board from time to time. Additional details about this agreement are provided in Severance and Change in Control Payments and Benefits below.

Equity Incentive Plans

2013 Equity Incentive Plan

The 2013 Plan was duly adopted by our Board and approved by our stockholders in November 2013. The 2013 Plan was subsequently amended and the number of shares issuable under the 2013 Plan was increased. The 2013 Plan provided for the grant of incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”) to our executive officers, directors, employees, and consultants. No further grants have been or will be made under the 2013 Plan after the 2021 Plan (described below) became effective.

The 2013 Plan authorized the issuance of up to 9,954,446 shares of our common stock pursuant to stock options or other awards, plus up to 454,500 shares of our common stock pursuant to stock options or other awards granted under our terminated 2012 Stock Option/Stock Issuance Plan that expired or otherwise terminated without having been exercised in full and shares of our common stock issued pursuant to awards granted under the 2012 Plan that were forfeited to or repurchased by us. As of August 1, 2022, there were outstanding stock options covering 3,421,613 shares granted under the 2013 Plan.

Plan administration. The compensation committee has the authority to administer the 2013 Plan, including the authority to construe and interpret the 2013 Plan with respect to stock option awards made under the 2013 Plan.

2021 Equity Incentive Plan

The 2021 Plan was duly adopted by our Board in June 2021 and approved by our stockholders in July 2021. The 2021 Plan is a successor to our 2013 Plan. The principal purpose of the 2021 Plan is to attract, retain, and motivate employees and directors through the granting of stock-based compensation awards. The material terms of the 2021 Plan are summarized below.

Share Reserve. Initially, under the 2021 Plan the maximum number of shares of our common stock that could be issued was 11,232,084 shares, which is the sum of (i) 5,200,000 new shares, plus (ii) an additional number of shares not to exceed 6,032,084, consisting of (A) shares that remained available for issuance of awards under our 2013 Plan immediately prior to the time our 2021 Plan became effective and (B) shares of our common stock subject to outstanding stock options or other awards granted under our 2013 Plan that, on or after the 2021 Plan became effective, terminate or expire prior to exercise thereof, are not issued, are forfeited, or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. The shares were initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, SARs, restricted stock awards, RSUs, performance stock awards, performance stock unit awards, and other stock-based awards. The number of shares reserved for issuance or transfer pursuant to awards under the 2021 Plan increases on the first day of each fiscal year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of stock as determined by our Board. Pursuant to this provision, 3,013,157 shares of common stock were added to the 2021 Plan reserve on January 1, 2022. No more than 56,000,000 shares of stock may be issued under the 2021 Plan upon the exercise of ISOs. As of August 1, 2022, there were outstanding stock awards covering 3,292,446 shares granted under the 2021 Plan.

The following counting provisions apply to the share reserve under the 2021 Plan:

•
to the extent that a stock award terminates, expires, or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2021 Plan;
•
to the extent shares are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation with respect to any award under the 2021 Plan, such tendered or withheld shares will be available for future grants under the 2021 Plan;
•
to the extent that shares of our common stock awarded by us are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2021 Plan;
•
the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Plan; and
•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2021 Plan.

The 2021 Plan includes limits with respect to non-employee directors. A non-employee director will not receive total compensation for any fiscal year that exceeds $750,000 (or $1,000,000 in the year of the director’s initial appointment to our Board). For this purpose, total compensation is the sum of the grant date fair value of any equity or equity-based awards granted to such non-employee director during a fiscal year, and the amount of cash fees or awards payable to such non-employee director in respect of such service during any fiscal year, including any such amounts that are voluntarily deferred by the non-employee director.

Administration. The compensation committee administers the 2021 Plan with respect to grants to non-officer employees. The compensation committee consists of at least three members of our Board, each of whom is intended to qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the rules of Nasdaq. The 2021 Plan provides that our Board or the compensation committee may delegate its authority to grant awards to employees other than executive officers to our president and chief executive officer.

Subject to the terms and conditions of the 2021 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards, and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Plan. The administrator is also authorized to adopt, amend, or rescind rules relating to administration of the 2021 Plan. Our Board may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Plan. Although the compensation committee is authorized to administer the 2021 Plan, our Board currently administers the 2021 Plan with respect to awards to non-employee directors and executive officers.

Eligibility. Stock options, SARs, RSUs, restricted stock awards, performance stock, and all other stock-based awards under the 2021 Plan may be granted to individuals who are our employees, directors, or consultants or who are employees, directors, or consultants of certain of our subsidiaries. Only employees of our company or certain of our subsidiaries may be granted ISOs.

Stock Awards. The 2021 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance stock, performance stock units, other stock-based awards, and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms, and conditions of the award.

•
Nonqualified Stock Options (“NSOs”) will provide for the right to purchase shares of our common stock at a specified price, which may not be less than fair market value on the date of grant. NSOs usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.
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Incentive Stock Options (“ISOs”) will be designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) and will be subject to specified restrictions contained in the Tax Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2021 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.
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Restricted Stock and Performance Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator, which in the case of performance stock will include performance-based restrictions. Restricted stock and performance stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, such stock may not be sold or otherwise transferred until restrictions are removed or expire. Recipients of restricted stock and performance stock, unlike recipients of stock options, have voting rights and have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.
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Restricted Stock Units and Performance Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock and performance stock, these units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock and performance stock, stock underlying these units will not be issued until the units have vested, and recipients of units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
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Stock Appreciation Rights (“SARs”) may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under our 2021 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. There are no restrictions specified in the 2021 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2021 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

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Other Stock-Based Awards are awards of fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments, and as payment in lieu of base salary, bonus, fees, or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator determines the terms and conditions of other stock-based awards, which may include vesting conditions based on continued service, performance, and/or other conditions.
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Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator.

Any stock-based award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals determined by the administrator.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2021 Plan may be subject to accelerated vesting in the discretion of the administrator, such that 100% of such awards will become vested and exercisable or payable, as applicable. In addition, the administrator will also have complete discretion to structure one or more awards under the 2021 Plan to provide that such awards will become vested and exercisable or payable on an accelerated basis in the event such awards are assumed or replaced with equivalent awards, including in such circumstances where the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event. The administrator may also make appropriate adjustments to awards under the 2021 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution, or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2021 Plan, a change in control is generally defined as:

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the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;
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a change in the composition of our Board such that incumbent directors cease to constitute a majority of our Board;
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the consummation of a merger, consolidation reorganization or business combination, a sale or disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, other than a transaction (i) that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; (ii) after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; and (iii) after which at least a majority of the board of the successor entities were board members at the time of the approval of the transaction; or
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our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend or other distribution, stock split, reverse stock split, reorganization, combination, or exchange of shares, merger, consolidation, split-up, spin-off, recapitalization, repurchase, or any other corporate event affecting the number of outstanding shares of our common stock or the share price of our common stock that would require adjustments to the 2021 Plan or any awards under the 2021 Plan in order to prevent the dilution or enlargement of the potential benefits intended to be made available thereunder, the administrator will make appropriate, proportionate adjustments to:

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the aggregate number and type of shares subject to the 2021 Plan (including the number of shares that may be issued as incentive stock options);
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the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and
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the grant or exercise price per share of any outstanding awards under the 2021 Plan.

Amendment. The administrator may amend or modify the 2021 Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule, or regulation (including any applicable stock exchange rule). Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

Termination. Our Board may terminate the 2021 Plan at any time. No awards, including incentive stock options, may be granted pursuant to the 2021 Plan after the 10th anniversary of the effective date of the 2021 Plan, and no additional annual share increases to the 2021 Plan’s aggregate share limit will occur from and after that anniversary. Any award that is outstanding on the termination date of the 2021 Plan will remain in force according to the terms of the 2021 Plan and the applicable award agreement.

2021 Employee Stock Purchase Plan

Our 2021 ESPP was duly adopted by our Board in June 2021 and approved by our stockholders in July 2021. The principal purpose of the 2021 ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success. The 2021 ESPP includes two components. One component is intended to qualify for favorable tax treatment under Section 423 of the Tax Code. The second component allows for the grant of purchase rights that does not qualify for favorable tax treatment due to deviations in an offering and to permit participation by eligible employees who are employed outside of the United States in compliance with the laws of other jurisdictions.

Shares available. We have initially reserved 511,000 shares of our common stock for sale under the 2021 ESPP. The number of shares reserved for sale under our 2021 ESPP increases on the first day of each fiscal year beginning in 2022 and ending in 2031, by an amount equal to the lesser of (i) 1% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board. Pursuant to this provision, 602,631 shares of common stock were added to the 2021 ESPP reserve on January 1, 2022. No more than 10,000,000 shares of our common stock may be issued under the 2021 ESPP over the term of the 2021 ESPP.

Administration. The 2021 ESPP may be administered by the compensation committee or by our Board acting in place of the compensation committee, subject to the terms and conditions of the 2021 ESPP. Among other things, the compensation committee has the authority to determine eligibility for participation in the 2021 ESPP; designate separate offerings under the plan; and construe, interpret, and apply the terms of the plan.

Eligibility. Employees eligible to participate in any offering pursuant to the 2021 ESPP generally include any employee who is employed by us or certain of our designated subsidiaries at the beginning of the offering period. However, the compensation committee may determine that employees who are customarily employed for 20 hours or less per week or for five months or less in a calendar year, certain “highly compensated” employees, or employees resident in a foreign jurisdiction whose participation is either prohibited under local law, or where compliance with local law would violate Section 423 of the Tax Code, may not be eligible to participate in the 2021 ESPP. In addition, any employee who owns (or is deemed to own as a result of attribution) 5% or more of the total combined voting power or value of all classes of our capital stock, or the capital stock of one of our qualifying subsidiaries, or who will own such amount as a result of participation in the 2021 ESPP, will not be eligible to participate in the 2021 ESPP. The compensation committee may impose additional restrictions on eligibility from time to time.

Offerings. Under the 2021 ESPP, eligible employees will be offered the option to purchase shares of our common stock at a discount over a series of offering periods. Each offering period may itself consist of one or more purchase periods with purchase dates, and on the purchase dates shares of our common stock will be purchased for employees participating in the offering. No offering period may be longer than 27 months. An offering under the 2021 ESPP may be terminated under certain circumstances.

Participation. Participating employees will be able to purchase the offered shares of our common stock by accumulating funds through payroll deductions or through cash payments. Participants may select a rate of payroll deduction between 1% and 15% of their eligible compensation, as defined in the 2021 ESPP. However, a participant may not subscribe for more than $25,000 in fair market value of shares of our common stock (determined as of the date the offering period commences) in any calendar year in which the offering is in effect.

Unless otherwise determined by the compensation committee, the purchase price for shares of our common stock purchased under the 2021 ESPP will be 85% of the lesser of the fair market value of our common stock on (i) the first trading day of the applicable offering period or (ii) the last trading day of each purchase period in the applicable offering period.

Once an employee becomes a participant in an offering period, the participant will be automatically enrolled in each subsequent offering period at the same contribution level. A participant may reduce their contribution in accordance with procedures set forth by the compensation committee and may withdraw from participation in the 2021 ESPP at any time prior to the end of an offering period, subject to time restrictions specified in the plan or such other time as may be specified by the compensation committee. Upon withdrawal, the accumulated payroll deductions will be returned to the participant without interest.

Adjustments upon Recapitalization. If the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the compensation committee will proportionately adjust the number and class of common stock that is available under the 2021 ESPP, the purchase price and number of shares any participant has elected to purchase, as well as the maximum number of shares that may be purchased by participants. The 2021 ESPP also includes provisions for adjustment in the event a change in corporate structure or similar transaction occurs.

Change in Control. If we experience a corporate transaction, the compensation committee may elect to shorten a purchase period in anticipation of the transaction, in which case the participants’ accumulated contributions would be used to purchase shares prior to the consummation of the corporate transactions with the resulting termination of the purchase rights, and/or suspend the plan. Alternatively, it may require outstanding rights to purchase shares to be assumed or an equivalent option substituted by the successor corporation.

Transferability. Participants may not assign, transfer, pledge, or otherwise dispose of payroll deductions or cash payments credited to their account, or any rights with regard to an election to purchase shares pursuant to the 2021 ESPP other than by will or the laws of descent or distribution.

Amendment; Termination. The compensation committee may amend, suspend, or terminate the 2021 ESPP at any time without stockholder consent, except as required by law. The 2021 ESPP will continue until the earlier to occur of (i) termination of the 2021 ESPP by our Board, (ii) issuance of all the shares reserved for issuance under the 2021 ESPP, or (iii) the 10th anniversary of the first purchase date under the 2021 ESPP.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:

	Option awards
Name	Vesting commencement date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date
Rachel E. Haurwitz, Ph.D.	06/12/2018	(1)	119,310	17,040	2.96	06/11/2023
	03/2/2021	(1)	—	437,201	4.11	03/29/2031
	12/20/2021	(2)	—	411,000	15.16	12/19/2031
Jason V. O'Byrne, M.B.A.	02/08/2021	(1)	—	437,201	4.11	03/29/2031
	06/29/2021	(1)	—	48,966	5.27	06/28/2031
	12/20/2021	(2)	—	147,000	15.16	12/19/2031
Barbara G. McClung, J.D.	06/12/2018	(1)	10	67	2.69	6/11/2028
	10/1/2019	(1)	7,581	67,255	2.69	9/30/2029
	03/2/2021	(1)	—	231,914	4.11	3/29/2031
	12/20/2021	(2)	—	147,000	15.16	12/19/2031

(1)
1/4th of the shares subject to the option vest on the one-year anniversary of the vesting commencement date and an additional 1/48th of the aggregate number of shares subject to the option vest on the corresponding day of each month thereafter (or if there is no such corresponding day, on the last day of the month), subject to continued service by the executive officer through the applicable vesting dates.
(2)
1/48th of the shares subject to the option vest on each monthly anniversary of the vesting commencement date (or if there is no such corresponding day. on the last day of the month), subject to the continued service by the executive officer through the applicable vesting dates.

Severance and Change in Control Payments and Benefits

Officer Employment Agreements with our Named Executive Officers and Other Executive Officers

Our amended and restated officer employment agreements with each of our named executive officers and other executive officers, in some cases their initial employment agreements with us, provide that in the event the executive terminates their employment for “good reason” or we terminate their employment without “cause” (in each case defined in their employment agreements), the executive officers are entitled to receive the following benefits, in addition to any accrued obligations (base salary earned through the date of termination, unpaid expense reimbursements, unused vacation, and vested benefits under any of our employee benefit plans) and subject to their execution of a separation agreement containing a general release of claims in our favor and obligations regarding confidentiality, return of property, and non-disparagement: (i) nine months of base salary (12 months in the case of Dr. Haurwitz); (ii) continuation of healthcare insurance coverage for nine months (12 months in the case of Dr. Haurwitz) or the COBRA health continuation period, whichever ends earlier; and (iii) in the case of Dr. Haurwitz, Mr. O’Byrne, Ms. McClung, and Dr. Kanner, 100% of their unvested stock options as of the effective date of the amended and restated employment agreements, if any, will become immediately vested and immediately prior to the expiration of the three month post-termination exercise period for the stock options, such period will be extended to 12 months for the exercise of stock options (regardless of any language to the contrary in any stock plan then in effect, but subject to the expiration date of the stock options). The amounts payable under items (i) and (ii) will be paid out in substantially equal installments in accordance with our payroll practice over nine months (12 months in the case of Dr. Haurwitz) commencing on the first regularly scheduled payroll date that is at least 30 calendar days after the date of termination, subject to the separation agreement having become fully effective.

In the event that the executive officer’s employment is terminated by us without “cause” or the executive officer terminates their employment for “good reason” within 12 months after a change in control, or within three months prior to a change in the ownership or effective control of our company, or in the ownership of a substantial portion of our company’s assets under Section 409A of the Tax Code (a “409A Change in Control”), subject to their execution of a separation agreement containing a general release of claims in our favor and obligations regarding confidentiality, return of property, and non-disparagement, the executive officer will be entitled to the benefits set forth above, provided that the number of months of base salary and benefits continuation will be increased to 12 months (18 months in the case of Dr. Haurwitz) and the executive officer will be entitled to 1.0 times their target annual bonus (1.5 times in the case of Dr. Haurwitz). The target bonus amount is paid on the first regularly scheduled payroll date that is at least 30 calendar days after the date of termination (or date of the 409A Change in Control, for an executive officer who is terminated prior to the change in control), and if the change in control is a 409A Change in Control, the severance amounts will be payable as a lump sum on the first regularly scheduled payroll date that is at least 30 calendar days following the termination date (or date of the 409A Change in Control for an executive officer who is terminated prior to the change in control), subject to the separation agreement having become fully effective (for clarity, the COBRA payments set forth above will be paid in accordance with the timing set forth above). In addition, in the event of a termination of employment in the circumstances described in this paragraph, 100% of the executive officer’s then unvested stock options and time-based restricted stock will become immediately vested.

Each executive officer’s amended and restated employment agreement defines “cause” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) conduct constituting a material act of misconduct in connection with the performance of their duties, including, without limitation, misappropriation of funds or property of our company; (ii) the commission of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct that would reasonably be expected to result in material injury or reputational harm to our company if they were retained in their position; (iii) continued non-performance of duties, other than by reason of physical or mental illness, incapacity, or disability, that has continued for more than 30 calendar days following written notice of such non-performance from our Board; (iv) a material violation of our written policies; or (v) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

Each executive officer’s amended and restated employment agreement defines “good reason” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) a material diminution in their responsibilities, authority, or duties; (ii) the assignment of duties that are materially inconsistent with their position; (iii) a decrease of more than 10% of their base salary except for across-the-board reductions based on our financial performance similarly affecting all of our executive officers; (iv) a change in our company’s location at which they perform their duties to a location more than 50 miles driving distance from our original location; and (v) a material breach of the employment agreement by us.

Each executive officer’s amended and restated employment agreement defines “change in control” as any of the following: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than us, any of our subsidiaries, or any trustee, fiduciary, or other person or entity holding securities under any employee benefit plan or trust of our company or any of our subsidiaries, together with all “affiliates” and “associates,” as such terms are defined in Rule 12b-2 under the Exchange Act, of such person, becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of our company representing 50% or more of the combined voting power of our then outstanding voting securities, in such case other than as a result of an acquisition of securities directly from our company; or (ii) the date a majority of our Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or (iii) the consummation of (A) a consolidation or merger of our company where our stockholders, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, shares representing in the aggregate more than 50% of the voting shares of our company issuing cash or securities in the consolidation or merger, or of its ultimate parent corporation, if any, or (B) any sale or other transfer, in one transaction or a series of transactions contemplated or arranged by any party as a single plan, of all or substantially all of the assets of our company. Certain of the foregoing events that result solely from an acquisition of securities by us are not considered a “change in control.”

Change in Control Provisions Under the 2013 Equity Incentive Plan and the 2021 Equity Incentive Plan

Under the terms of the 2013 Plan, in the event of a merger, consolidation, or other capital reorganization or business combination transaction with or into another corporation, entity or person, or a change in control, each outstanding award will be treated as our Board, or a committee thereof appointed by our Board, determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation, or an affiliate thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) the awards will terminate upon or immediately prior to the consummation of such merger or change in control for no consideration; (iii) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or change in control, and, to the extent our Board, or a committee thereof appointed by our Board, determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) the termination of an award or forfeiture of shares that are unvested at the time of the transaction in exchange for an amount of cash and/or property, if any, equal to the excess of the fair market value or the exercise price or purchase price paid or to be paid for the shares subject to the awards; (v) the continuation of such outstanding awards if we are the surviving corporation; or (vi) any combination of the foregoing.

The change in control provisions included in the 2021 Plan are described in 2021 Equity Incentive Plan - Change in Control above.

Other Elements of Compensation

Retirement Plan

We maintain a defined contribution employee retirement plan, or 401(k) Plan, for our executive officers and employees. Our 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Tax Code. Our 401(k) Plan provides that each participant may contribute up to the lesser of 100% of their compensation or the statutory limit, which was $19,500 for calendar year 2021. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 were up to an additional $6,500 above the statutory limit. We currently make matching contributions into the 401(k) Plan on behalf of our participants. We match 100% of eligible contributions up to the first 4% of compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) Plan trustee.

Employee Benefits

All of our executive officers and employees are eligible to participate in our employee benefit plans, including our medical, dental, vision, and disability and life insurance plans.

No Tax Gross-Ups

We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by us.

Limitation of Director and Officer Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to specified conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have director and officer liability insurance to cover liabilities our directors and executive officers may incur in connection with their services to us. Our amended and restated certificate of incorporation and restated bylaws also provide that we will indemnify and advance expenses to any of our directors and executive officers who, by reason of the fact that they are one of our directors or executive officers, is involved in a legal proceeding of any nature. We will repay certain expenses incurred by a director or executive officer in connection with any civil, criminal, administrative, or investigative action or proceeding, including actions by us or in our name. Such indemnifiable expenses include, to the maximum extent permitted by law, attorneys’ fees, judgments, fines, ERISA excise taxes, penalties, settlement amounts, and other expenses reasonably incurred in connection with legal proceedings. A director or executive officer will not receive indemnification if they are found not to have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interest.

We have entered into indemnification agreements with each of our directors and executive officers, as well as our vice president of finance and controller, the form of which is referenced as an exhibit to the 2021 Annual Report. These agreements provide that we will, among other things, indemnify and advance expenses to our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or executive officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors or executive officers in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Non-Employee Director Compensation (2021)

The following table sets forth information concerning the compensation awarded to, earned by or paid to our non-employee directors during 2021. Dr. Haurwitz does not receive compensation for her service as a director on our Board. Dr. Haurwitz’s compensation as our president and chief executive officer for 2021 and 2020 is included with that of our other named executive officers in the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Current Directors
Scott Braunstein, M.D.(2)	$28,751	$547,553	$576,304
Andrew Guggenhime, M.B.A.(3)	$49,065	$547,168	$596,233
David Johnson, M.B.A.(4)	$—	$—	$—
Dara Richardson-Heron, M.D.(5)	$6,815	$591,320	$598,135
Natalie Sacks, M.D.(6)	$43,082	$316,392	$359,474
Nancy Whiting, Pharm.D.(7)	$18,806	$981,183	$999,989
Ran Zheng, M.S.(8)	$13,169	$813,182	$826,351

Former Directors
Philip Austin(9)	$—	$—	$—
Jeffrey Long-McGie, M.B.A.(10)	$—	$—	$—
Robert Weisskoff, Ph.D.(11)	$—	$—	$—
Santhosh Palani, Ph.D.(12)	$—	$—	$—

(1)
The amounts shown represent the grant date fair values of option awards granted in 2021 as computed in accordance with ASC Topic 718. See Note 12 to the consolidated financial statements included in our 2021 Annual Report for a discussion of the assumptions used in the calculation of these amounts.
(2)
Joined our Board in June 2021
(3)
Joined our Board in April 2021
(4)
Joined our Board in May 2022
(5)
Joined our Board in November 2021
(6)
Served on our Board throughout 2021
(7)
Joined our Board in August 2021
(8)
Joined our Board in September 2021
(9)
Resigned from our Board in March 2021
(10)
Resigned from our Board in July 2021
(11)
Resigned from our Board in March 2021
(12)
Resigned from our Board in June 2021

Narrative Disclosure to Non-Employee Director Compensation Table

Director Compensation

Cash Compensation. In fiscal 2021, prior to our initial public offering (“IPO”), our non-employee directors who were not affiliated with a stockholder were each entitled to receive $30,000 per year, paid in arrears in quarterly installments of $7,500. In July 2021, in connection with our IPO, our Board adopted a non-employee director compensation policy under which our non-employee directors are compensated as follows:

•
each non-employee director receives an annual cash fee of $40,000;
•
any non-executive chair of our Board receives an additional annual cash fee of $35,000;
•
each non-employee director who is a member of the audit committee receives an additional annual cash fee of $7,500 ($15,000 for the audit committee chair);
•
each non-employee director who is a member of the compensation committee receives an additional annual cash fee of $5,000 ($10,000 for the compensation committee chair); and
•
each non-employee director who is a member of the NGC committee receives an additional annual cash fee of $4,000 ($8,000 for the NGC committee chair).

In October 2021, our Board established a science and technology committee and set compensation for that committee as follows:

•
each non-employee director who is a member of the science and technology committee receives an additional annual cash fee of $5,000 ($10,000 for the science and technology committee chair).

All cash fees are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director. The amount of each payment is prorated for any portion of a calendar quarter that a non-employee director is not serving on our Board, based on the number of calendar days served by the non-employee director.

Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which they serve.

Equity Compensation. Dr. Braunstein and Mr. Guggenhime each received a stock option grant for 87,440 shares upon joining our Board in June 2021 and April 2021, respectively. Under the compensation policy established following our IPO, non-employee directors are entitled to receive stock option grants for 44,000 shares upon joining our Board. These initial grants vest in three annual installments starting on the first anniversary of the grant date. Non-employee directors are also entitled to receive annual stock option grants for up to 27,500 shares. For the December 2021 annual grants, directors who had been continuously serving on our Board since on or before June 20, 2021 were eligible for options for the full 27,500 shares. Directors who had been continuously serving on our Board starting after June 20, 2021 but on or before September 30, 2021 were eligible for options for 13,750 shares. Dr. Whiting’s December 2021 option grant was limited to 13,060 shares in adherence to the limit described in the following paragraph. These annual grants vest as to one-twelfth of the shares each month over a one-year period.

Limit on Non-Employee Director Annual Compensation. Pursuant to our 2021 Plan, there are limits on the annual compensation that may be paid to our non-employee directors. Specifically, a non-employee director may not receive total compensation for any fiscal year that exceeds $750,000 (or $1,000,000 in the year of the director’s initial appointment to our Board). For this purpose, total compensation is the sum of the grant date fair value of any equity or equity-based awards granted to a non-employee director during the fiscal year, and the amount of cash fees or awards payable to the non-employee director in respect of their service during any fiscal year, including any amounts that are voluntarily deferred by the non-employee director.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee nor the NCG committee has currently, or at any time, been an officer or employee of our company. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board, compensation committee, or NCG committee.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with our certificate of incorporation and bylaws, our Board is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class of directors whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election or until their earlier death, resignation, or removal. Scott Braunstein, M.D., and Ran Zheng, M.S., are the Class I directors whose terms expire at the Annual Meeting. Each of Dr. Braunstein and Ms. Zheng has been nominated for and has agreed to stand for re-election to our Board to serve as a Class I director until the 2025 annual meeting of stockholders and until their successor is duly elected and qualified or until their earlier death, resignation, or removal.

Required Vote of Stockholders

The Class I director nominees who receive the highest number of votes “FOR” election by holders of our common stock that are entitled to vote at the Annual Meeting on the election of directors will be elected as the Class I directors, provided that a quorum is present. Withhold votes and broker non-votes will have no effect on this proposal.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted “FOR” the election of the two nominees listed above as Class I director nominees.

We have no reason to believe that either of the nominees will be unable to serve. In the event that one or both of the nominees is unexpectedly not available to serve, proxies may be voted for another person(s) nominated as a substitute(s) by our Board, or our Board may reduce the number of directors to be elected as Class I directors at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including their period of service as a director, principal occupation and other biographical material is provided above in the section titled “Board of Directors and Corporate Governance.”

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS I DIRECTOR

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Deloitte has served as our independent registered public accounting firm since 2016.

The audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between our independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of our independent registered public accounting firm, and our independent registered public accounting firm’s performance. Although ratification is not required by our certificate of incorporation or bylaws, the audit committee charter requires submitting the appointment of Deloitte to our stockholders for ratification. If the appointment is not ratified, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm.

Before selecting Deloitte, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for us. This included a review of its performance in prior years, including the firm’s efficiency, integrity, and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with Deloitte in all of these respects.

Deloitte served as independent registered public accounting firm for us with respect to the audit of our consolidated financial statements for the fiscal year ended December 31, 2021 and has been engaged by the audit committee to serve as our independent registered public accounting firm with respect to the audit of our consolidated financial statements for the fiscal year ended December 31, 2022. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by Deloitte for services related to the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit fees(1)	$1,450,886	$69,000
Audit-related fees(2)	292,500	—
Tax fees(3)	177,335	78,360
All other fees(4)	—	1,895
Total	$1,920,721	$149,255

(1) Audit fees consist of fees billed for professional services performed by Deloitte for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and review of the registration statement on Form S-1 for our IPO, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, such as fees for the adoption of new accounting standards.

(3) Tax fees consist of fees for professional services, including tax consulting, compliance, and transfer pricing services.

(4) All other fees consist of subscription accounting guide paid to Deloitte.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte and has concluded that the provision of such services is compatible with maintaining the independence of Deloitte.

Pre-Approval Policies and Procedures

Pursuant to the charter of the audit committee, the audit committee must pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm or other independent registered public accounting firms. During 2021 and 2020, services provided by Deloitte were contracted for prior to the formation of the audit committee and were approved by our Board.

The audit committee may also delegate to one or more subcommittees the authority to approve any audit or permitted non-audit and tax services to be provided to us by our independent registered public accounting firm or other registered public accounting firms.

Required Vote of Stockholders

This proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions will have no effect on the outcome of this proposal. Because brokers are expected to have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted “FOR” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

AUDIT COMMITTEE REPORT

The following is the report of the audit committee of the Board of Directors (the “Board”) of Caribou Biosciences, Inc. (the “Company”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2021. The report is submitted by the audit committee members who served during the review of those audited financial statements. The audit committee oversees the Company’s financial reporting process on behalf of the Board.

The audit committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each audit committee member is “independent” as such term is defined under the applicable Nasdaq rules and under Section 10A(m)(3) of the Exchange Act. The Company has identified Andrew Guggenhime as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of SEC Regulation S-K. The audit committee has the authority to select and retain (subject to ratification by the Company’s stockholders), oversee, and terminate the Company’s independent registered public accounting firm, to approve all audit engagement fees and terms, and to pre-approve all audit and permitted non-audit and tax services with the independent registered public accounting firm.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

The audit committee’s responsibility is to review with management and the Company’s independent registered public accounting firm the adequacy and effectiveness of the financial reporting processes of the Company. However, the audit committee members are not professionals engaged in the practice of accounting or auditing, and must rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, although the audit committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent registered public accounting firm, the audit committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions cannot assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the audit committee holds meetings throughout the year to, among other things, facilitate and encourage communication among the audit committee, management, and the Company’s independent registered public accounting firm.

In fulfilling the audit committee’s oversight responsibilities, the audit committee members reviewed and discussed (a) the audited financial statements for the fiscal year ended December 31, 2021 with the Company’s management and the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, (b) the reasonableness of significant judgments, (c) the clarity of disclosures in the financial statements, and (d) such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States.

The audit committee also discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audit of the Company’s financial statements and matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee’s discussions included a discussion of the background and experience of the independent auditor’s audit team assigned to the Company and the quality control procedures established by the independent registered public accounting firm. The audit committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the independent registered public accounting firm its independence from the Company and its management. The audit committee met with the independent registered public accounting firm with and without management present to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, the audit committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC, and selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

Members of the Audit Committee

Andrew Guggenhime, Chair
Scott Braunstein
Natalie Sacks

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

The following includes a summary of transactions since January 1, 2021, and any currently proposed transactions, to which we were or are expected to be a participant in which (i) the amount involved exceeded or will exceed $120,000 and (ii) any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or any affiliate or member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the compensation and other arrangements we describe in “Executive and Director Compensation” above.

Loan to our President and Chief Executive Officer

In November 2018, we entered into a promissory note made by Dr. Haurwitz in favor of us in the principal amount of $1,100,000 with interest at a rate of 3.04% compounded annually, on the unpaid balance of the principal sum. The entire unpaid principal balance of the promissory note, together with the accrued and unpaid interest, would have become due and payable on November 27, 2023. Prepayment of the principal balance of the promissory note, together with accrued and unpaid interest, could have been made in whole or in part at any time without penalty. In order to secure the payment of the promissory note, we entered into a pledge and security agreement with Dr. Haurwitz where she pledged and granted us a security interest in 409,795 shares of our common stock held by her. On June 7, 2021, Dr. Haurwitz repaid the loan in full to us, including approximately $86,573 of accrued interest. Dr. Haurwitz is one of our co-founders, our president and chief executive officer, a director, and a holder of greater than 5% of our common stock.

Amended and Restated Collaboration and License Agreement with Pioneer

In July 2015, we entered into an Amended and Restated Collaboration and License Agreement (as amended, the “Pioneer Agreement”) with Pioneer Hi-Bred International, Inc. (“Pioneer”). Pursuant to an amendment in December 2020, to the Pioneer Agreement, Pioneer assigned the chRDNA patent family to us and we agreed to make an upfront payment of $0.5 million; to pay all patent prosecution and maintenance costs going forward; to pay up to $2.8 million in regulatory milestones for therapeutic products developed by us, our affiliates, and licensees; to pay up to $20.0 million in sales milestones over a total of four therapeutics products sold by us, our affiliates, and licensees; and to pay a percentage of sublicensing revenues received by us for licensing the chRDNA patent family. In 2021, we paid Pioneer $0.8 million in sublicensing fees. Pioneer is a wholly-owned subsidiary of E. I. du Pont de Nemours and Company (“DuPont”), which held more than 5% of our common stock at the time of these transactions. Corteva, Inc. owns 100% of the outstanding common shares of DuPont.

Series C Preferred Stock Financing

In March 2021, PFM Health Sciences, LP and its affiliate funds (together, (“PFM”), and each of Ridgeback Capital Investments LP (“Ridgeback”), and Zone III Healthcare Holdings, LLC, an affiliate of Farallon Capital Management, L.L.C. (“Zone III”) purchased 1,158,949 shares of our Series C preferred stock at a purchase price of $17.257 per share, for approximately $20.0 million. Each of PFM, Ridgeback, and Zone III became a beneficial owner of more than 5% of our capital stock as a result of the transaction and remained so until our IPO in July 2021.

AngelList-Cces-Fund, a series of AngelList-JR-Funds, LLC (“AngelList”), was a greater than 5% stockholder of our Series A-1 preferred stock when, in March 2021, we issued an aggregate of 70,122 shares of Series C preferred stock at a purchase price of $17.257 per share, for approximately $1.2 million, to an affiliate of AngelList.

Each of Pacific Continental Investment Company, LLC (“Pacific Continental”) and Pontifax Global Food and Agriculture Technology LP (“Pontifax”) was a greater than 5% stockholder of our Series B preferred stock when, in March 2021, we issued an aggregate of 135,850 shares of Series C preferred stock at a purchase price of $17.257 per share to Pacific Continental, for approximately $2.3 million, and 135,848 shares of Series C preferred stock at a purchase price of $17.257 per share to Pontifax and two of its affiliates, for approximately $2.3 million.

Participation in our IPO

In our IPO, funds or entities affiliated with PFM, Ridgeback, and Zone III, each of which was one of our greater than 5% stockholders at the time of our IPO, purchased 1,966,500, 187,500, and 1,250,000 shares of our common stock, respectively. Such purchases were made through the underwriters at the IPO price of $16.00 per share for an aggregate purchase price of approximately $54.5 million.

Investors’ Rights Agreement

In March 2021, we entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), with each holder of our convertible preferred stock, which included certain holders of more than 5% of a class or series of our capital stock and entities with which certain of our then-directors were affiliated. The Investors’ Rights Agreement imposed certain affirmative obligations on us and also granted certain rights to the holders, including certain registration rights with respect to the registrable securities held by them. The Investors’ Rights Agreement also provided for a right of first offer in favor of the holders of convertible preferred stock with regard to certain issuances of our capital stock. The Investors’ Rights Agreement has terminated in accordance with its terms.

Voting Agreement

In March 2021, we entered into an amended and restated voting agreement (the “Voting Agreement”) with certain holders of our common stock and convertible preferred stock, including certain holders of more than 5% of a class or series of our capital stock and entities with which certain of our then-directors were affiliated. The Voting Agreement governed the election or appointment of members of our Board prior to our IPO. Upon the conversion of all outstanding shares of our convertible preferred stock into common stock in connection with the consummation of our IPO, the Voting Agreement terminated.

Right of First Refusal and Co-Sale Agreement

In March 2021, we entered into an amended and restated right of first refusal and co-sale agreement with certain holders of our common stock and convertible preferred stock, including certain holders of more than 5% of a class or series of our capital stock and entities with which certain of our then-directors were affiliated. This agreement provided for rights of first refusal and co-sale relating to the shares of our common stock held by the parties to the agreement. Upon the consummation of our IPO, the amended and restated right of first refusal agreement and co-sale agreement terminated.

Director and Officer Indemnification and Insurance

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors and executive officers to the extent not prohibited by the Delaware General Corporation Law or any other applicable law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide us with the authority to indemnify our executive officers, employees, and other individual.

In addition, we have entered into indemnification agreements with each of our directors, executive officers, and vice president of finance and controller. We have agreed to indemnify each of them against certain liabilities, costs, and expenses, and have purchased director and officer liability insurance. We also maintain a general liability insurance policy that covers certain liabilities of directors and executive officers arising out of claims based on acts or omissions in their capacities as directors or executive officers. For more information regarding these agreements, see the Limitations of Director and Officer Liability and Indemnification section in Part III, Item 11, of our 2021 Annual Report.

Related Person Transaction Policy

In July 2021, our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved in any fiscal year exceeds $120,000 and a related person had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, the audit committee has primary responsibility to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

All of the transactions described in this section occurred prior to the adoption of this policy. However, our Board has historically reviewed and approved, as appropriate, any transaction where a director or executive officer had a financial interest, including all of the transactions described above. Prior to approving such a transaction, the material facts as to relationship or interest of the relevant director or executive officer in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether the transaction was fair to us and in the best interest of all our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information relating to the beneficial ownership of our common stock by the following and ownership is shown as of August 1, 2022 unless otherwise indicated:

•
each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock;
•
each of our named executive officers and directors; and
•
our executive officers and directors as a group

The number of shares of common stock beneficially owned by each entity, person, executive officer, or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to acquire within 60 calendar days of August 1, 2022, through the exercise of any option, warrant, or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of outstanding common stock is computed on the basis of 60,840,446 shares of common stock outstanding as of August 1, 2022. We do not have any other class of stock outstanding. Shares of common stock that a person has the right to acquire within 60 calendar days of August 1, 2022, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but they are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all named executive officers and directors as a group. Unless otherwise indicated below, the address for each beneficial owner is 2929 7th Street, Suite 105, Berkeley, CA 94710.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
5% or Greater Stockholders
PFM Health Sciences, LP and affiliates(1)	4,092,309	6.7
FMR LLC(2)	3,323,284	5.5
Named Executive Officers and Directors
Rachel E. Haurwitz, Ph.D.(3)	3,726,762	6.1
Jason V. O’Byrne, M.B.A.(4)	217,815	*
Barbara G. McClung, J.D.(5)	498,681	*
Scott Braunstein, M.D.(6)	75,278	*
Andrew Guggenhime, M.B.A.(7)	82,564	*
David Johnson, M.B.A.	—	—
Dara Richardson-Heron, M.D.	—	—
Natalie R. Sacks, M.D.(8)	106,226	*
Nancy Whiting, Pharm.D.(9)	24,461	*
Ran Zheng, M.S.(10)	10,312	*
All executive officers and directors as a group (13 persons)(11)	5,247,656	8.5

* Indicates beneficial ownership of less than 1% of the total issued and outstanding shares of common stock.

(1)
As reported on a Schedule 13G/A filed with the SEC on February 14, 2022 by: (i) PFM Health Sciences, LP, or PFM; (ii) PFM Health Sciences GP, LLC, or PFM-GP; (iii) PFM Healthcare Growth Equity I, GP, LLC, or HCG-GP; (iv) Partner Asset Management, LLC, or PAM; and (v) Brian D Grossman, or Grossman, with respect to shares of common stock owned as of December 31, 2021 by (a) PFM Healthcare Master Fund, L.P., a Cayman Islands limited partnership, or HCM, (b) PFM Healthcare Growth Equity Fund I, LP, a Delaware limited partnership, or HCG, and (c) Partner Investments, L.P., a Delaware limited partnership, or PI, and, collectively with HCM and HCG, the Funds. PFM is the investment advisor for the Funds. HCG-GP is the general partner of HCG. PAM is the general partner of HCM and PI and the member manager of HCG-GP. PFM-GP is the general partner of PFM and the manager of PAM. Grossman is the sole member of PFM-GP. As of December 31, 2021, the beneficial ownership consisted of (i) 4,092,309 shares held by PFM, PFM-GP and PAM with shared voting and dispositive power; (ii) 901,741 shares held by HCG-GP with shared voting and dispositive power; and (iii) 4,092,309 shares held by Grossman with shared voting and dispositive power. The address of the principal business office for each of PFM, PFM-GP, HCG-GP, PAM, and Grossman is c/o PFM Health Sciences, LP, 475 Sansome Street, Suite 1720, San Francisco, CA 94111.
(2)
As reported on a Schedule 13G filed with the SEC on July 29, 2021 by FMR LLC and Abigail P. Johnson (a Director, the Chairman and the Chief Executive Officer of FMR LLC), beneficial ownership as of July 27, 2021 consisted of (i) sole voting power of 2,034,156 shares held by FMR LLC, certain of its subsidiaries (including Impresa Management LLC) and affiliates, and other companies and (ii) sole dispositive power of 3,323,284 shares held by each of FMR LLC and Ms. Johnson and certain Johnson family members and trusts.

The above entities and certain other entities related to the above entities are subject to a voting limitation that prevents them from voting any shares in excess of 4.99% (in the aggregate) of our total outstanding voting securities on certain matters. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)
Consists of (i) 3,349,395 shares of common stock owned by The City Canyon Family Trust dated May 31, 2021, of which Dr. Haurwitz is a co-trustee with her spouse, (ii) 20,000 shares of common stock held directly by Dr. Haurwitz, and (iii) 357,367 shares subject to options exercisable within 60 calendar days of August 1, 2022.
(4)
Consists of (i) 26,224 shares of common stock owned directly and (ii) 191,591 shares subject to options exercisable within 60 calendar days of August 1, 2022.
(5)
Consists of (i) 348,971 shares of common stock owned directly and (ii) 149,710 shares subject to options exercisable within 60 calendar days of August 1, 2022.
(6)
Consists of 75,278 shares of common stock subject to options exercisable within 60 calendar days of August 1, 2022.
(7)
Consists of 82,564 shares of common stock subject to options exercisable within 60 calendar days of August 1, 2022.
(8)
Consists of 106,226 shares of common stock subject to options exercisable within 60 calendar days of August 1, 2022.
(9)
Consists of 24,461 shares of common stock subject to options exercisable within 60 calendar days of August 1, 2022.
(10)
Consists of 10,312 shares of common stock subject to options exercisable within 60 calendar days of August 1, 2022.
(11)
Consists of (i) 4,051,649 shares of common stock held by our executive officers and directors and (ii) 196,007 shares subject to options exercisable within 60 calendar days of August 1, 2022.

DELINQUENT SECTION 16(a) REPORTS

Our Section 16 officers, our directors, and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us we believe that for our 2021 fiscal year our Section 16 officers and our directors complied with all applicable Section 16(a) filing requirements with the sole exception that Ryan Fischesser, our vice president of finance and controller, inadvertently filed his Form 3 one day late.

GENERAL MATTERS

Stockholder Proposals and Stockholder Nominations for 2023 Annual Meeting

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Secretary, no later than April 13, 2023, which is 120 calendar days prior to August 11, 2023. If the date of the 2023 annual meeting of stockholders has been changed by more than 30 calendar days from the date of this year’s Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials.

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attn: Secretary. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting of stockholders. To be timely for the 2023 annual meeting of stockholders, the stockholder’s notice must be received not before May 23, 2023 or after June 22, 2023, which is not more than 120 calendar days, and not less than 90 calendar days before the first anniversary date of the 2022 Annual Meeting; provided, however, that in the event that the date of the 2023 annual meeting of stockholders is advanced more than 30 calendar days prior to or delayed by more than 60 calendar days after the anniversary of the 2022 Annual Meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day prior to the scheduled date of the 2023 annual meeting of stockholders and no later than the close of business on the later of the 90th calendar day prior to the scheduled date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made by us. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s written notice as described above.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year's annual meeting date, which would be July 22, 2023 for the 2023 annual meeting; provided, however, that in the event we did not hold an annual meeting in the previous year (which will be true for this Annual Meeting), or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by us.

Householding and Requesting Copies of Proxy Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements, and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the following address, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials.

Caribou Biosciences, Inc.

2929 7th Street, Suite 105

Berkeley, CA 94710

Attn: Barbara G. McClung, Chief Legal Officer and Corporate Secretary

Phone: (510) 982-6030

Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at the above address. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through the above address. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on September 19, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRBU2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on September 19, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CARIBOU BIOSCIENCES, INC. 2929 7TH STREET SUITE 105 BERKELEY, CA 94710 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS D89598-P78485 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CARIBOU BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following: DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following:Two Class 1 director nominees Scott Braunstein, M.D. Ran Zheng, M.S. The Board of Directors recommends you vote FOR the following proposal Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022 For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com D89599-P78485 CARIBOU BIOSCIENCES, INC. Annual Meeting of Stockholders September 20, 2022, 7:30 a.m. Pacific Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Rachel Haurwitz, Jason O'Byrne, and Barbara McClung, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Caribou Biosciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m. Pacific Daylight Time on Tuesday, September 20, 2022, virtually at www.virtualshareholdermeeting.com/CRBU2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AS CLASS I DIRECTORS TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side